                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[X]  Preliminary Proxy Statement        [  ] Confidential, for Use of the
[  ] Definitive Proxy Statement              Commission Only (as permitted by
[  ] Definitive Additional Materials         Rule 14a-6(e)(2))
[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                  SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION
- - --------------------------------------------------------------------------------
                (Name of Registrant at Specified In Its Charter)


- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2), or
     item 22(a)(2) of Schedule 14A.
[  ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
     6(i)(3).
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

                                 Common Stock
          ______________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:

                                   2,653,720
          ______________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

          $5.5625 per share, calculated as the average of the high and low prices on the NASDAQ NMS as of May 16, 1995.
          ______________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

                                 $14,761,317
          ______________________________________________________________________

     (5)  Total fee paid:          2,952.26
          ______________________________________________________________________

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ______________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:

          ______________________________________________________________________

     (3)  Filing Party:

          ______________________________________________________________________

     (4)  Date Filed:

          ______________________________________________________________________

                  SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION
            (FORMERLY KNOWN AS CANONIE ENVIRONMENTAL SERVICES CORP.)
                                GALLERIA TOWER II
                           13455 NOEL ROAD, SUITE 1500
                              DALLAS, TEXAS  75240


                                                                    May 30, 1995


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Smith Environmental Technologies Corporation, to be held on June 20, 1995, at 9:00 a.m. at the Westin Hotel Galleria located at 13340 Dallas Parkway, Dallas, Texas 75240.

     The formal Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting.

     It is important that your shares be represented at the meeting, regardless of the number you hold. Therefore, please mark, date, and sign the enclosed proxy and return it in the envelope provided for that purpose, whether or not you plan to attend the meeting. Stockholders who attend the meeting may vote in person even though they have previously mailed their proxies.

                                             Sincerely,



                                             E. Brian Smith
                                             Chairman, President and
                                             Chief Executive Officer

                  SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION
            (FORMERLY KNOWN AS CANONIE ENVIRONMENTAL SERVICES CORP.)
                                GALLERIA TOWER II
                           13455 NOEL ROAD, SUITE 1500
                              DALLAS, TEXAS  75240

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 20, 1995

     The Annual Meeting of Stockholders of Smith Environmental Technologies Corporation (the "Company") will be held at the Westin Hotel Galleria, 13340 Dallas Parkway, Dallas, Texas on Tuesday, June 20, 1995, at 9:00 a.m. C.D.T. for the following purposes:

     (1) To elect two (2) Class C directors, each director to serve for a term of three years.

     (2) To ratify the issuance of the Convertible Senior Subordinated Note and the Convertible Senior Note of the Company, each convertible into preferred stock, and then into common stock of the Company.

     (3) To consider and vote upon the merger of Smith Holding Corporation with and into the Company.

     (4) To ratify the appointment by the Board of Directors of the firm of Ernst & Young as independent auditors of the Company for the fiscal year ended February 28, 1996.

     The Board of Directors has fixed the close of business on May 12, 1994 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment thereof, and only stockholders of record at said time and on said date are entitled to notice of, and to vote at, the Annual Meeting of Stockholders. The holders of a majority of the outstanding shares entitled to vote at the meeting are required for a quorum. A list of stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, for a period of ten days prior to the meeting, at the office of Smith Environmental Technologies Corporation located at Galleria Tower II, 13455 Noel Road, Suite 1500, Dallas, Texas.

     Management sincerely desires your presence at the meeting. However, so that we may be sure that your vote will be included, please sign and return the enclosed proxy promptly. If you attend this meeting, you may revoke your proxy and vote in person.

                                        By Order of the Board of Directors


                                        W.D. Nelson
                                        Secretary
Dallas, Texas
May 30, 1995

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                  SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION
            (FORMERLY KNOWN AS CANONIE ENVIRONMENTAL SERVICES CORP.)
                                GALLERIA TOWER II
                           13455 NOEL ROAD, SUITE 1500
                              DALLAS, TEXAS  75240

                                 PROXY STATEMENT

                                  MAY 30, 1995

     This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation by the Board of Directors of Smith Environmental Technologies Corporation, formerly known as Canonie Environmental Services Corp. (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders to be held on June 20, 1995, or any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. Proxies properly executed and returned in a timely manner will be voted at the meeting in accordance with the directions set forth thereon. If no instructions are indicated, they will be voted FOR the election of the nominees for directors named herein; FOR ratification of the issuance to 399 Venture Partners, Inc. of the $10,000,000 Convertible Senior Subordinated Note and the $2,000,000 Convertible Senior Note; FOR approval of the Agreement and Plan of Merger and merger of Smith Holding Corporation with and into the Company; FOR ratification of the appointment of Ernst & Young as independent auditors of the Company for the fiscal year ended February 28, 1995 and for the fiscal year ending February 28, 1996 or any abbreviated fiscal year ending prior to such date. If other matters are presented for a vote, the proxies shall be voted in accordance with the best judgment of the persons acting thereunder. Any proxy given by a stockholder may be revoked by the stockholder at any time prior to its use by providing the Secretary of the Company at its offices located at Galleria Tower II, 13455 Noel Road, Suite 1500, Dallas, Texas 75240, with a written revocation, by submitting a properly executed proxy bearing a later date, or by attending the meeting and voting in person. It is expected that proxy materials will be mailed to stockholders on or about May 30, 1995.

     Holders of record of common stock, $0.01 par value per share, of the Company at the close of business on May 12, 1995, the record date for those entitled to notice of the meeting, will be entitled to vote at the Annual Meeting. On such date, the Company had outstanding and entitled to vote 5,811,105 shares of common stock. The holders of common stock as of the record date will be entitled to one vote per share. Other than common stock, the Company had no class of voting securities outstanding on the record date. The presence at the meeting in person or by proxy of the holders of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain matters in the absence of instructions from the beneficial owner of such shares. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. (Shares voted to abstain as to a particular matter, and directions to "withhold authority" to vote for directors, will not be considered non-voted shares.) Directors will be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of directors. The approval of the Agreement and Plan of Merger and the Merger of Smith Holding Corporation with and into the Company will be decided by a majority vote of the disinterested stockholders. For purposes of this vote, Smith Holding is an interested stockholder. All other matters put to a stockholder vote will be decided by the affirmative vote of a majority of the votes cast on the matter.


                             PRINCIPAL STOCKHOLDERS

     The following tables set forth information as of May 12, 1995 with respect to (a) any person who is known to the Company to be the beneficial owner of more than five percent of the Company's common stock, and (b) the ownership of the Company's common stock by the Company's Chief Executive Officer and the four other most highly compensated executive officers, and all executive officers and directors as a group. Except as otherwise indicated, such persons have sole voting and investment power with respect to the shares indicated below.


                                             NUMBER OF
                                             SHARES OWNED             PERCENT OF
NAME AND ADDRESS OF BENEFICIAL HOLDER        BENEFICIALLY             CLASS (8)
- - --------------------------------------------------------------------------------
Smith Holding Corporation                      2,653,720            (1)  45.67%
51 Montecito Drive
Corona Del Mar, CA  92625

Dimensional Fund Advisors Inc.                   404,900            (2)   6.97%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

J.J. Cramer & Co.                                520,100            (3)   8.95%
56 Beaver Street, Suite 701
New York, NY  10004

399 Venture Partners, Inc.                     3,714,430            (4)  38.99%
399 Park Avenue
New York, NY  10043

E. Brian Smith                                 2,653,720            (5)  45.67%

Richard A. Zartler                                82,000            (6)   1.39%

Anthony J. Dury                                   10,000            (6)   *

Wilfrid D. Nelson                                 15,000            (6)   *

William T. Campbell                                6,250            (6)   *

All executive officers and directors
as a group                                     2,941,060            (7)  48.36%

_____________________________
* Less than one percent.


                                       -2-


(1)  Based upon information contained in a Form 3, dated January 5, 1994.

(2)  Based upon information obtained from Dimensional Fund Advisors, Inc.
     Schedule 13G dated January 30, 1995. Dimensional Fund Advisors, Inc., a registered investment advisor, is deemed to have beneficial ownership of 404,900 shares of the Company's common stock as of January 30, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans. Dimensional Fund Advisors, Inc. serves as investment manager for all of the Dimension and DFA entities, and Dimensional Fund Advisors, Inc. disclaims beneficial ownership of all such shares.

(3) Based upon information contained in amendment number 4 to Schedule 13D, dated February 6, 1995.

(4) This number reflects shares represented by the conversion rights of the Convertible Senior Subordinated Note and the Convertible Senior Note, including 371,443 shares represented by portions of the Notes distributed to individual investors in 399 Venture Partners, Inc., one of whom is a director of the Company.

(5) These shares are owned of record and included in the shares reported by Smith Holding Corporation, which has sole power over voting and disposition thereof. E. Brian Smith is the Chairman, President and Chief Executive Officer and holds majority ownership of Smith Holding Corporation.

(6) Includes options for shares subject to acquisition within 60 days held by Messrs. Zartler, Dury, Nelson, and Campbell for 75,000, 10,000, 15,000 and 6,250 shares, respectively.

(7) Includes 140,667 options to acquire shares within 60 days and 129,880 shares represented by conversion rights granted to 399 Venture Partners, Inc., which are attributable to a director of the Company, and included in the shares reported by 399 Venture Partners, Inc.



                              ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three distinct classes. The directors in Class A and Class B named below have terms which expire in 1996 and 1997, respectively. Two members of the Board of Directors are to be elected as Class C directors to serve until the Annual Meeting of Stockholders of the Company in 1998. Mr. John Paul Jones, Jr., whose term expires with the annual meeting to which this Proxy Statement relates, is standing for re-election.
Mr. Byron Lee, Jr. has determined, for personal reasons, not to stand for re-election for a full three year term and to resign his position as a Class C director effective June 20, 1995. Mr. E. Brian Smith has been nominated for election as a Class C director to fill the vacancy which will be created by the resignation of Mr. Lee. The two persons receiving pluralities of the votes cast will be elected as Class C directors. If elected as a Class C director, Mr. Smith intends to resign his Class A directorship, and the Board of Directors has indicated its intention to appoint Mr. Lee to complete the remaining one year term of the Class A directorship to be vacated by Mr. Smith. Mr. Lee has indicated his willingness to accept this appointment.

     The Board of Directors recommends that stockholders vote FOR the election of the nominees as directors. The following table contains certain information regarding the nominees and other directors, including the number of shares of common stock of the Company "beneficially" owned by them at May 12, 1995, as determined pursuant to the rules of the Securities and Exchange Commission.


                                     YEAR
                                     FIRST          NUMBER OF       PERCENT OF
NAME, AGE, OCCUPATION AND            ELECTED        SHARES OWNED    OUTSTANDING
BUSINESS EXPERIENCE                  DIRECTOR       BENEFICIALLY    SHARES
- - -------------------------            --------       ------------    ------------
NOMINEES TO SERVE UNTIL ANNUAL MEETING IN 1998 (CLASS C)

REAR ADMIRAL JOHN PAUL JONES, JR.
(RET.), 62, (1), (8), (9)              1994            6,000  (13)      *
Independent Consultant since
1988.  Retired as Chief of Navy
Civil Engineers and Commander,
Naval Facilities Engineering
Command in September 1987.

E. BRIAN SMITH, 57, (5), (9)           1994        2,653,720  (11)      45.67%
Chairman and Chief Executive Officer
of the Company since January 1994
and President of the Company
since February 1995.
Chairman, President and Chief
Executive Officer of Smith
Holding Corporation, a company
formed by Mr. Smith to seek
investments in environmental
consulting and remediation firms,
since August 1993.  President and
Chief Operating Officer of
International Technology Corporation
from 1988 to July 1992.

DIRECTORS SERVING UNTIL ANNUAL MEETING IN 1997 (CLASS B)

MELVIN H. CHIOGIOJI, PH.D.,
REAR ADMIRAL, U.S. NAVAL RESERVE
(RET.), 54, (2), (7), (9)              1994            6,000  (13)      *
President of Intemco, Ltd.,
an independent power producing
company, since June 1992, and
President of EFC, Inc. an
automobile body repair business,
since June 1980.  Construction
Manager and Deputy Director,
Office of New Production Reactors,
U.S. Department of Energy from
June 1989 to January 1993.
Commander, Second Naval
Construction Brigade, Civil Engineer
Corps., U.S. Naval Reserve from
1987 to 1993.


                                       -4-



                                     YEAR
                                     FIRST          NUMBER OF       PERCENT OF
NAME, AGE, OCCUPATION AND            ELECTED        SHARES OWNED    OUTSTANDING
BUSINESS EXPERIENCE                  DIRECTOR       BENEFICIALLY    SHARES
- - -------------------------            --------       ------------    ------------
ROBERT L. GUYETT, 58, (3), (7), (8)    1994          13,500   (13)      *
Consultant to, since May 1995,
and formerly Senior Vice President
and Chief Financial Officer of
Engelhard Corporation, a
specialty chemicals and
precious metals management
company, from September 1991.
Senior Vice President, Chief
Financial Officer and Director
of Fluor Corporation from
1987 to 1991.  Director of
Engelhard Corporation and
Newport Corporation.

MAJOR GENERAL HUGH G. ROBINSON
(RET.), 62, (4), (7), (8)              1994           6,000   (13)      *
Chairman and Chief Executive
Officer of the Tetra Group,
Inc., a construction management
consulting company, since April
1989, and Senior Vice President
of Grigsby Brandford & Co., Inc.,
an investment banking firm, since
October 1988.  Director of A.H. Belo
Corporation, Columbus Realty Trust,
Texas Utilities Electric Company,
Lomas Financial Corporation and
Guaranty Federal Savings Bank.
Director of Federal Reserve Bank of
Dallas from 1985 to 1991 (Chairman 1991).

DIRECTORS SERVING UNTIL ANNUAL MEETING IN 1996 (CLASS A)

BYRON LEE, JR., 65, (8)                1986          11,200   (10)      *
Retired as President and
Chief Executive Officer of
the Nuclear Management and
Resources Council (NUMARAC),
a nuclear power industry
organization, in July 1992.
Prior to May 1, 1987, served
as Executive Vice President of
Commonwealth Edison Company, an
electric utility, for seven
years.  Director of Unicom Corporation
(formerly known as Commonwealth Edison
Company.)

ARTHUR A. RIEDEL, 64                   1994               0             0
Chairman of the Board and
President of Riedel Resources,
Inc. since 1979; Chairman of the
Board of Columbia Western, Inc. since
1986; Director of ESCO Corporation,
Acordia/Pettit-Morry Co.


                                       -5-



                                     YEAR
                                     FIRST          NUMBER OF       PERCENT OF
NAME, AGE, OCCUPATION AND            ELECTED        SHARES OWNED    OUTSTANDING
BUSINESS EXPERIENCE                  DIRECTOR       BENEFICIALLY    SHARES
- - -------------------------            --------       ------------    -----------
RICHARD M. CASHIN, JR., 42, (6) (7)    1994         129,880   (12)    2.19%
Managing Director,
Citicorp Venture Capital, Ltd.
from 1980 to present; Director,
Levitz Furniture Co.; Titan
Wheel International; Hoover
Group; Autostyle Plastics;
Copes-Vulcan; Delco Remy America;
Freedom Forge; JAC Products.

_________________________
* Less than one percent.

(1) Mr. Jones was elected to the Board of Directors effective January 28, 1994 to fill the unexpired term of Charles E. Johnson, II, who resigned effective as of January 28, 1994.

(2) Mr. Chiogioji was elected to the Board of Directors effective as of January 16, 1994 to fill the unexpired term of J. Peter Grace, who resigned effective as of January 16, 1994.

(3) Mr. Guyett was elected to the Board of Directors effective as of January 16, 1994 to fill the unexpired term of Richard A. Zartler, who resigned effective as of January 16, 1994.

(4) Mr. Robinson was elected to the Board of Directors effective as of January 16, 1994 to fill the unexpired term of D. Walter Robbins, Jr., who resigned effective as of January 16, 1994.

(5) Mr. Smith was elected to the Board of Directors effective as of January 16, 1994 to fill the unexpired term of Joseph R. Wright, Jr., who resigned effective as of January 16, 1994.

(6) Mr. Cashin was elected to the Board of Directors effective as of November 21, 1994 by a vote of a majority of the board to fill an existing vacancy in the Class A directors.

(7)  Member of the Audit and Finance Committee.

(8)  Member of the Compensation Committee.

(9)  Member of the Nominating and Insurance Committee.

(10) Includes 6,000 shares for which Mr. Lee holds an option granted under the 1992 Non-employee Directors Stock Option Plan and options for 4,000 shares granted under the 1994 Non-employee Directors Stock Option Plan exercisable within 60 days.

(11) These shares are owned of record by Smith Holding Corporation, which has sole power over voting and disposition thereof. E. Brian Smith is the Chairman, President and Chief Executive Officer and holds majority ownership of Smith Holding Corporation.

(12) Includes shares subject to issuance based upon the conversion rights of the Convertible Senior Subordinated Note and the Convertible Senior Note issued by the Company to 399 Venture Partners, Inc. in November 1994.


                                       -6-


(13) Includes options for 2,000 shares granted under the 1992 Non-Employee Directors Stock Option Plan and options for 4,000 shares granted under the 1994 Non-Employee Directors Stock Option Plan exercisable within 60 days.


     Should any nominee become unable to accept nomination or election (which management has no reason to expect), it is the intention of persons named in the enclosed proxy to vote for a substitute.


               BOARD MEETINGS, COMMITTEES, AND COMMITTEE MEETINGS

     The Company's Board of Directors met fourteen (14) times during the fiscal year ended February 28, 1995 (fiscal year 1995).

     The Board of Directors' standing Audit and Finance Committee at the beginning of fiscal year 1995 was composed of Messrs. Robert L. Guyett (Chairman), Melvin H. Chiogioji, and Hugh G. Robinson. On November 21, 1994, Mr. Richard M. Cashin, Jr. was appointed to serve on the Audit and Finance Committee. The Audit and Finance Committee met eight (8) times during fiscal year 1995. The Audit and Finance Committee makes recommendations to the Board of Directors regarding the engagement of independent auditors, reviews with the auditors the plan, scope, timing, and results of their annual audit, reviews other professional services performed by the auditors, reviews the Company's policies and systems of internal accounting controls, reviews the Company's filings with the Securities and Exchange Commission, and develops, reviews, and advises the Company on financing and acquisition strategies.

     At the beginning of the fiscal year 1995, the Board of Directors had a separate standing Compensation Committee composed of Messrs. Hugh G. Robinson (Chairman), Robert L. Guyett, John Paul Jones, Jr. and Byron Lee, Jr. The Compensation Committee met sixteen (16) times during fiscal year 1995. The Compensation Committee reviews management compensation levels, administers the Company's short- and long-term incentive plans, evaluates management performance, and considers management succession and related matters.

     At the beginning of fiscal year 1995, the Board of Directors had a separate standing Nominating and Insurance Committee composed of Messrs. E. Brian Smith (Chairman), Melvin H. Chiogioji, and John Paul Jones, Jr., which met four (4) times during the fiscal year 1995. The Nominating and Insurance Committee reviews and nominates candidates for positions on the Board of Directors and reviews the Company's insurance and surety programs and the activities of its insurance brokers. Any stockholder who wishes to recommend a prospective nominee for the Board of Directors for the committee's consideration may write to E. Brian Smith, Nominating and Insurance Committee, c/o Smith Environmental Technologies Corporation, Galleria Tower II, 13455 Noel Road, Suite 1500, Dallas, Texas 75240.

     Each existing director attended during the period he served on the Board of Directors greater than 75% of the meetings of the Board of Directors and greater than 75% of the meetings held by all Committees on which he served.


                              DIRECTOR COMPENSATION

     The Company, on January 28, 1994, terminated the cash compensation plan for members of the Board of Directors and provided for options to be granted under the Company's 1994 Non-employee Directors Stock Option Plan in lieu of accepting cash pursuant to the cash compensation plan. The directors are also reimbursed for expenses incurred in attending all board meetings.

     Prior to January 28, 1994, in addition to payments under a cash compensation plan, each member of the Board of Directors who was not an employee of the Company or an individual designated to serve on the Board of Directors by W.R. Grace & Co. was entitled under the Company's 1992 Non-employee Director Stock Option Plan to receive an option for 6,000 shares of common stock upon his initial election to the Board of Directors. Each of Messrs. Lee, Chiogioji, Guyett, Jones, and Robinson received such grants upon their election to the Board of Directors. The options issued to Messrs. Lee, Chiogioji, Guyett, Jones and Robinson are exercisable at a rate not exceeding 2,000 shares per year, commencing one year after the date of grant of the option at an exercise price equal to 100% of the fair market value of the underlying common stock on the date of the grant. Options granted under the 1992 Non-employee Director Stock Option Plan expire five years after the grant. The 1992 Non-employee Director Stock Option Plan was terminated in 1994 and replaced by the 1994 Non-employee Director Stock Option Plan. The 1992 plan remains in effect only to the extent of any unexercised options granted under that plan.

     In replacement of the former cash compensation plan and the 1992 Non-employee Director Stock Option Plan, the new 1994 Non-employee Director Stock Option Plan provides that each non-employee director will receive an initial option for 12,000 shares of common stock and an additional annual option for 5,000 shares of common stock on each anniversary of his election to the Board of Directors so long as he remains a non-employee director. The exercise price of the options is equal to 100% of the fair market value of the underlying common stock on the date of the grant. The terms of the options are for ten years.
The initial options will vest in equal annual increments over three years and each annual option for 5,000 shares will vest after one year. The non-employee directors (Messrs. Chiogioji, Guyett, Jones, Lee, Robinson, Cashin and Riedel) were granted their initial 12,000 share options during fiscal year 1995 pursuant to the terms of the plan.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers during the fiscal year ended February 28, 1995 and the two preceding fiscal years. (1)


                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                                                    ------------
                                              ANNUAL COMPENSATION                      AWARDS
                                     -------------------------------------          ------------
                                                                                     SECURITIES
NAME & PRINCIPAL POSITION            FISCAL                                          UNDERLYING
- - -------------------------             YEAR          SALARY          BONUS           OPTIONS/SARS
                                     ------         ------         -------          ------------
E. BRIAN SMITH                        1995        $250,704         115,000                  0
Chairman,                             1994         $23,077 (2)           0                  0
Chief Executive Officer and           1993               0               0                  0
President

RICHARD A. ZARTLER                    1995        $202,016               0                  0
Vice President - Construction         1994        $200,000               0                  0
and Remediation Division (3)          1993        $  9,231 (4)     $65,000 (5)         75,000

ANTHONY J. DURY                       1995        $136,873               0
Vice President -                      1994          12,981 (6)           0             30,000
Chief Administrative                  1993               0               0                  0
Officer

WILFRID D. NELSON                     1995        $126,602               0                  0
Vice President,                       1994          48,077 (7)           0             20,000
General Counsel and Secretary         1993               0               0                  0

WILLIAM T. CAMPBELL                   1995        $118,127 (8)           0             25,000
Vice President -                      1994               0               0                  0
Finance and Assistant                 1993               0               0                  0
Secretary

_____________________
(1) The column showing Other Annual Compensation has been omitted because, during the periods covered, no named executive officer received any "other annual compensation" other than certain perquisites and other personal benefits the dollar value of which was less than the established reporting thresholds. The column showing Restricted Stock Awards has been omitted because there have been no Restricted Stock Awards during the periods covered and there are no outstanding shares of Restricted Stock held by the named executive officers. The column showing Long Term Incentive Plan Payouts has been omitted because as of February 28, 1995, the Company had no Long Term Incentive Plans under which compensation can be earned. The column showing All Other Compensation has been omitted because, during the periods covered, no named executive officer received any "other compensation."

(2) Reflects Mr. Smith's salary for the period from January 1, 1994 through February 28, 1994.

(3) Mr. Zartler served as President and Chief Executive Officer of the Company from January 29, 1993 through December 31, 1993 and as President from January 29, 1993 through February 23, 1995.

(4) Reflects Mr. Zartler's salary for the period from January 29, 1993 through February 28, 1993.

(5) Represents a signing bonus paid to Mr. Zartler as an incentive to join the Company.


                                       -9-

(6) Reflects Mr. Dury's salary for the period from January 24, 1994 through February 28, 1994.

(7) Reflects Mr. Nelson's salary for the period from October 11, 1993 through February 28, 1994.

(8) Reflects Mr. Campbell's salary for the period from March 7, 1994 through February 28, 1995.


EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Mr. Richard A. Zartler is employed by the Company pursuant to an Employment Agreement dated effective January 1, 1994. The Employment Agreement is for a term of one year and continuing thereafter subject to termination by the employee or employer. The agreement provides for a minimum base annual salary of $200,000. Should the Company elect to terminate the Employment Agreement for a reason other than for "Cause," as that term is defined in the Employment Agreement, Mr. Zartler would be entitled to severance benefits equal to twelve months salary based on the minimum base salary rate. The severance payments are also triggered should Mr. Zartler be asked to relocate or assume lesser duties. The Employment Agreement contains provisions for a limited period of non-solicitation and non-disclosure of confidential information following termination of employment. Mr. Zartler may terminate the Employment Agreement by giving the Company thirty days notice.

TABLES OF OPTION GRANTS IN FISCAL YEAR 1995

     The following table sets forth, as to the Chief Executive Officer and the four most highly compensated other executive officers of the Company, information with respect to stock option grants in fiscal year 1995 and the hypothetical values of such options. The Company has not granted any stock appreciation rights.

                OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                                              Great Date
                                     Individual Grants                                                         Value(1)
- - ----------------------------------------------------------------------------------------------------          ----------
                               Number of          % of Total
                              Securities         Options/SARs
                              Underlying          Granted to
                             Options/SARs        Employees in      Exercise or Base       Expiration          Grant Date
Name                          Granted (2)         Fiscal Year         Price($/Sh)            Date            Present Value
- - --------------------         ------------        ------------      ----------------       ----------         -------------
E. Brian Smith                       0                   0                 -                   -                   -
Richard A. Zartler                   0                   0                 -                   -                   -
Anthony J. Dury                      0                   0                 -                   -                   -
William T. Campbell             25,000                   6%             $4,625              3/7/04              79,500
Wilfrid D. Nelson                    0                   0                 -                   -                   -



                                      -10-

____________________
(1) Grant Date Present Values were calculated using the Black-Scholes option pricing model. Use of this model should not be viewed in any way as a forecast of the future performance of the Company's stock. The estimated Grant Date Present Value of the stock option is $3.18 based on the following inputs:

          Stock Price (Fair Market Value) at Grant      $4.625

          Exercise Price                                $4.625

          Expected Option Term                           10 years

          Risk-Free Interest Rate                        7.11%

          Stock Price Volatility                         0.47

          Dividend Yield                                 0.0%

     The model assumes: (a) an Option Term of ten years which reflects the actual ten-year life of the option and is not discounted for factors such as the expected time until exercise and the risk of forfeiture; (b) a Risk-Free Interest Rate that represents the interest rate on a U.S. Treasury Note with a maturity date corresponding to that of the Expected Option Term; (c) Stock Price Volatility is calculated using monthly stock prices over a three-year period from March 1, 1991 to February 28, 1994; and (d) zero Dividend Yield. Notwithstanding the fact that these options are non-transferable, no discount for lack of marketability was applied.

(2) Granted under the Company's 1994 Employee Stock Incentive Plan. Under the terms of the 1994 Employee Stock Incentive Plan, the options will become exercisable in four equal annual increments commencing one year after the date of grant.


TABLE OF OPTION EXERCISES IN FISCAL YEAR 1995 AND YEAR-END OPTION VALUES

     The following table sets forth, as to the Chief Executive Officer and the four most highly compensated other executive officers of the Company, information concerning exercised and unexercised options held as of February 28, 1995. The Company has not granted any stock appreciation rights.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES


                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED                  VALUE OF UNEXERCISED
                                                                 OPTIONS/SARS                       IN-THE-MONEY OPTIONS/
                         SHARES                              AT FEBRUARY 28, 1995               SARS AT FEBRUARY 28, 1995(1)
                         ACQUIRED        VALUE         --------------------------------       --------------------------------
NAME                     ON EXERCISE     REALIZED      EXERCISABLE(2)     UNEXERCISABLE       EXERCISABLE(2)     UNEXERCISABLE
- - --------------------     -----------     --------      --------------     -------------       --------------     -------------
E. Brian Smith                  0                                 0                 0                    0                 0
Richard A. Zartler              0                            75,000                 0             $223,125                 0
Anthony J. Dury                 0                            10,000            20,000              $30,000           $60,000
Wilfrid D. Nelson           5,000         $21,691            15,000                 0              $52,500                 0
William T. Campbell             0                                 0            25,000                    0           $43,750

_______________
(1) The value of unexercised in-the-money options at February 28, 1995 is calculated by subtracting the total exercise price from the market value of the underlying securities as of February 28, 1995 (closing bid price of $6.375).

(2) All unexercisable options held by the named executive officers prior to January 16, 1994 became vested effective December 30, 1993 under the terms of the 1986 Employee Stock Option Plan due to a change in control (as defined in the plan).


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is currently composed of four non-employee directors. The Committee reviews management compensation levels, administers the Company's short- and long-term incentive plans, evaluates management performance, and considers management succession and related matters. The Committee has retained an outside advisor to conduct an independent review of the Company's compensation programs and to advise the Committee on executive compensation matters.

     This report describes the Company's compensation philosophy and programs and the compensation actions for fiscal year 1995 with respect to executive officers.

COMPENSATION PROGRAM PHILOSOPHY AND OBJECTIVES

     As a result of the independent review of the compensation programs, the Compensation Committee adopted a new compensation philosophy with related policies, plans, and programs which are designed to attract, retain, and motivate key management and to align the financial interests of the Company's management with those of stockholders. The management compensation programs are designed to provide:

     - levels of base salary that are competitive with environmental service companies and general industry;

     - competitive total annual cash compensation which is comprised of base salary and annual incentive compensation that relates directly to the financial performance of the Company; and

     - long-term incentive compensation that directs management's efforts to building stockholder value through attainment of longer-term financial and strategic goals.

     It is the intent of the Company to qualify compensation paid to the named executive officers under the incentive compensation plans according to the provisions of section 162m of the Internal Revenue Code of 1986, as amended (the "Code") (the $1 million limitation), where appropriate.

      Base salaries generally have been set at competitive levels and reflect individual contributions to Company performance to enhance the pay for performance feature of the program. However, greater reliance has been placed on annual and long-term incentives which are highly variable and closely tied to Company, business unit and individual performance. It is intended that a substantial portion of an executive officer's compensation is "at risk" under the annual and long-term incentive plans.

     The Company's reference to comparable environmental services companies includes the companies listed in the new Peer Group Index, set forth below, used for comparison of total stockholder return in addition to other companies in the environmental services industry.

     The Company attempts to achieve an appropriate balance among the various elements of compensation, relative to the performance of the Company. Each element is discussed in grater detail below.

BASE SALARY

     The Company has established a base salary program that is consistent with the practice of comparable environmental services and general industry companies. Base salary levels for management are intended to reflect individual performance, the Company's overall financial performance, and competitive practice.

     In recognition of the Company's improved financial performance during fiscal year 1995, the Committee approved salary increases for certain officers effective March 1, 1995.

ANNUAL INCENTIVE COMPENSATION

     The Annual Incentive Compensation Plan, as approved by the Committee, is designed to reward management and all other employees on an annual basis, contingent on achievement of Company and business unit objectives, and individual performance. A special Turnaround Incentive Plan was adopted for fiscal year 1995 that encompasses all employees. Each eligible employee's incentive award is expressed as a percentage of the individual's base salary at the beginning of each fiscal year or a fixed dollar amount. Incentive award targets vary for each employee level and reflect competitive practices at similar size companies. The incentive award targets equate to the Company's annual objectives. The target incentive is leveraged and, predicated on Company performance, actual incentive awards can range from 0% to 200% of the target incentive. Those employees with greater influence on stockholder value have greater amounts of compensation "at risk."

     Company objectives are measured by the following performance criteria: pre-tax and net income, operating margins, and cash flow. The Committee believes that these performance measures correlate with share price over a period of time. Company objectives are expressed in specific financial targets that are established as part of the annual budgeting process, which takes into account the Company's prior year performance and the performance of a comparable group of environmental services companies.

     An incentive compensation fund is generated as a percentage of pre-tax, pre-bonus profit. The distribution of incentive awards from the incentive fund is determined by the Committee's assessment of Company, business unit, and individual performance in relation to preestablished objectives.

     As a result of the Company's improved financial performance for fiscal year 1995, incentive bonuses were paid to nonofficer employees under the 1995 improved Bonus Plan. The incentive bonus pool for eligible management positions was reduced in order to increase the incentive gain sharing pool for non-management employees.

TOTAL ANNUAL CASH COMPENSATION (BASE SALARY PLUS BONUS)

     When the Company's annual objectives and targets are achieved, total annual cash compensation is set at the 50th percentile of competitive compensation at comparable environmental services and general industry companies. To provide further motivation to management to excel, the total amount of cash compensation can reach the top quartile of competitive pay levels if business results significantly exceed Company objectives.

LONG-TERM INCENTIVE COMPENSATION PROGRAM

     The Company's long-term incentive program is comprised of employee stock option plans. The 1986 Employee Stock Plan, which governs options granted and remaining outstanding under that plan, terminated June 21, 1994. On June 21, 1994, the stockholders approved the 1994 Stock Incentive Plan, which was adopted by the Company's Board of Directors on April 28, 1994. The long-term incentive program is intended to:

     -    directly link management to building stockholder value;

     -    focus management on long-term corporate objectives;

     -    attract, retain, and motivate key employees;

     -    encourage employee stock ownership; and

     -    balance long-term and short-term decision making.

     The 1994 Stock Incentive Plan authorizes the Compensation Committee to grant various stock- and cash-based incentive awards to officers and all other employees of the Company. Awards are not restricted to any specified form or structure and may include, without limitation, stock options, stock awards or payments, reload stock options, stock appreciation rights, other rights to acquire stock, performance units, or performance shares. The Committee has determined that Non-qualified Stock Options and Incentive Stock Options will be the primary awards to be issued under this plan. It is the Committee's policy that each year it will consider the grant of stock-based awards to officers and other employees under the 1994 Stock Incentive Plan. The Committee considers the performance of the Company and the individual in determining if a grant will be made and the magnitude of the award. The Committee has adopted award guidelines by employee level, derived from competitive practices, for determining the range of stock-based awards. In determining individual awards, the Committee considers the performance, potential, and value of the employee as well as the performance of the Company.

     During fiscal year 1995, the Committee issued stock option awards to selected key employees of the Company in consideration of their individual performance and to encourage them to remain with the Company.

COMPENSATION ACTIONS FOR THE CHIEF EXECUTIVE OFFICER

     Effective January 1, 1994, the Company elected E. Brian Smith Chairman and Chief Executive Officer and Mr. Zartler, formerly the Chief Executive Officer and President, President. In February 1995 the Company elected Mr. Smith President.

     Mr. Smith's base salary was set at $280,000 for fiscal year 1995 which approximates the 50th percentile of salaries for Chief Executive Officers at similar environmental services and general industry companies. Mr. Smith waived a total of $13,995 of his base salary through February 28, 1994. The variance between Mr. Smith's annual salary of $280,000 and the $250,704 paid during fiscal year 1995 has been deferred and not waived. On February 23, 1995, Mr. Smith's base salary was increased to $300,000 per annum effective March 1, 1995. The salary increase reflected the Company's growth and improved financial results and competitive base salary levels at the 50th percentile for Chief Executive Officers of the Company's peer group and other environmental services and general industry companies of similar size.

     The Chief Executive Officer participates in the Company's Annual Incentive Compensation Plan. During fiscal year 1995, the Compensation Committee approved selected financial (earnings based) and nonfinancial performance goals for the Chief Executive Officer under the plan. The Committee also approved two additional performance goals for the Chief Executive Officer focusing on growth through acquisition and improvement in shareholder value. An incentive cash bonus and stock option award were established contingent upon achievement of the performance goals. A cash incentive bonus of $115,000 was earned by Mr. Smith in connection with the successful completion of two major acquisitions.
Although a significant increase in shareholder value was realized during fiscal year 1995, the shareholder value goals were not achieved. Therefore, no stock option award was granted.

     During fiscal year 1995, the Committee approved an unsecured, full-recourse loan to the Chief Executive Officer in connection with certain acquisition expenses.

                              COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                              Hugh G. Robinson, Chairman
                              Robert L. Guyett
                              John Paul Jones, Jr.
                              Byron Lee, Jr.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     John Paul Jones, Jr., a director and member of the Compensation Committee received an aggregate of $4,000 compensation for consulting services provided to the Company during fiscal year 1995.


                     COMPARISON OF TOTAL STOCKHOLDER RETURN

     The following performance graph compares the market performance of the Company's common stock over a five year period, beginning February 28, 1990 and ending February 28, 1995, to the NASDAQ Stock Market Value Index and the Company's Peer Group Index. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at February 28, 1990 and that all dividends were reinvested.

                                     [Graph]


                                              ------------------------------------------------------------------------------------
a)  Value of $100 Invested                       2/28/90       2/28/91        2/28/92       2/26/93       2/28/94       2/28/95
                                              ------------------------------------------------------------------------------------
Nasdaq Stock Market Index (US Companies)           $100        $110.15        $157.20       $167.25       $196.79       $200.05
                                              ------------------------------------------------------------------------------------
Smith Environmental Technology                      NA         (25.93%)      (12.50%)       (45.71%)      (2.63%)       45.95%
                                              ------------------------------------------------------------------------------------
Self-Determined Peer Group                         $100        $137.70        $119.80       $104.50       $94.42        $75.44
                                              ------------------------------------------------------------------------------------
Smith Environmental Technology                     $100         $74.07        $64.82         $35.19       $34.36        $50.00
                                              ------------------------------------------------------------------------------------


                                              ------------------------------------------------------------------------------------
b)  Annualized Return                            2/28/90       2/28/91        2/28/92       2/26/93       2/28/94       2/28/95
                                              ------------------------------------------------------------------------------------
Nasdaq Stock Market Index (US Companies)            NA          10.15%        42.71%         6.39%        17.66%         1.66%
                                              ------------------------------------------------------------------------------------
Self-Determined Peer Group                          NA          37.70%       (12.99%)       (12.77%)      (9.64%)      (20.10%)
                                              ------------------------------------------------------------------------------------
Smith Environmental Technology                      NA         (25.93%)      (12.50%)       (45.71%)      (2.63%)       45.95%
                                              ------------------------------------------------------------------------------------

     The Peer Group Index (market capitalization weighted) is comprised of 13 companies. The companies include: Geraghty & Miller, Inc., Groundwater Technology, Inc., Harding Associates, Inc., ICF International, Inc., International Technology Corporation, OHM Corporation, Riedel Environmental Technologies, Inc., Sevenson Environmental Services, Inc., Tetra Tech, Inc., TRC Companies, Inc., URS Corporation, Versar, Inc., and Roy F. Weston, Inc.

     During 1994, two of the companies were deleted from the index. Geraghty & Miller, Inc. merged with Heidemij N.V., and is no longer a publicly-traded company. The major assets of Riedel

Environmental Technologies, Inc. were acquired by the Company as of December 1, 1994. Riedel Environmental Technologies, Inc. is no longer a publicly-traded company.

     The following performance graph compares the market performance of the Company's common stock for the period beginning December 30, 1993 - the date of the change in the Company's management - and ending February 28, 1995, to the NASDAQ Stock Market Value Index and the Company's Peer Group Index. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at December 30, 1993 and that all dividends were reinvested.

[Graph]


                                           ------------------------------------
a)  Value of $100 Invested                   12/30/93     2/28/94     2/28/95
                                           ------------------------------------
Nasdaq Stock Market Index (US Companies)       $100       $102.88     $104.59
                                           ------------------------------------
Self-Determined Peer Group                     $100       $110.31      $88.14
                                           ------------------------------------
Smith Environmental Technology                 $100       $154.17     $225.00
                                           ------------------------------------


                                           ------------------------------------
b)  Annualized Return                        12/30/93     2/28/94     2/28/95
                                           ------------------------------------
Nasdaq Stock Market Index (US Companies)        NA         2.88%       1.66%
                                           ------------------------------------
Self-Determined Peer Group                      NA        10.31%     (20.10%)
                                           ------------------------------------
Smith Environmental Technology                  NA        54.17%      45.95%
                                           ------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LOANS TO EXECUTIVE OFFICERS

     The Company loaned E. Brian Smith the principal amount of $95,000. The loan is documented by a promissory note bearing interest at the Federal short-term rate consistent with the applicable Internal Revenue Service Regulations governing imputed interest and provides that all principal and accrued interest shall be payable upon demand and not later than March 31, 1996. The principal and accrued interest remain outstanding.

LEASE OF EMPLOYEE OWNED OFFICE BUILDINGS

     The Company's wholly owned subsidiary Riedel Environmental Services, Inc. is the month to month tenant of an office facility from Columbia Western, Inc., whose principal stockholder is Arthur A. Riedel who serves as a director of the Company. The annualized lease payment for the office facility, which will be vacated by the Company on or before June 30, 1995, is $220,049. The subsidiary is also a tenant of a warehouse and marine yard facility owned by Wilamette-Western Corporation, whose principal shareholder and Chairman is Arthur A. Riedel. The aggregate annualized lease payment on these facilities is $90,000. The subsidiary also leases office and yard space from Celtic Investment Co., an assumed business name for Arthur A. Riedel. The aggregate annualized lease payment for these facilities is $62,184 and the lease expires October 31, 1995.

ACQUISITION OF ASSETS FROM EXECUTIVE OFFICER

     The Company has agreed to acquire the assets, technology, trade secrets and customer lists of a company owned by Charles R. Conner, and to obtain restrictions on competition from Mr. Conner upon his appointment as the Company's Vice President-Engineering Services Division and as President of the Company's wholly owned subsidiary BCM Engineers Inc. The agreement with Mr. Conner provides for the payment to him of $360,000 over a period of three years, with a portion of the consideration conditioned upon the continued employment of Mr. Conner by the Company during that time.


                PROPOSAL TO RATIFY ISSUANCE OF CONVERTIBLE NOTES

     The Company is required, pursuant to Section 6(i) of Schedule D to the Bylaws of the National Association of Securities Dealers, Inc. ("NASD"), to obtain stockholder approval of any transaction which could result in the sale or issuance of the Company's common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance of such securities. In November 1994, the Company issued a Convertible Senior Subordinated Note in the principal amount of $10 million (the "Subordinated Note") and a Convertible Senior Note in the principal amount of $2 million (the "Bridge Note"; collectively the Subordinated Note and Bridge Note are referred to herein as the "Notes"). The Notes are convertible into junior convertible preferred stock of the Company ("Junior Convertible Preferred"), which in turn is convertible into shares of the Company's common stock. If the full amount of the Notes were converted into Junior Convertible Preferred and then into common shares, the total issuance of common stock would be approximately 38.99% of the issued and outstanding common stock of the Company after such issuance and 63.29% of the Company's common stock outstanding prior to such issuance. Therefore, under the NASD rules, the issuance of the Notes is subject to shareholder approval.

THE NOTES

     On November 21, 1994, the Company issued to 399 Venture Partners, Inc., a Delaware corporation ("399 Venture Partners"), the Subordinated Note and the Bridge Note pursuant to an Amended and Restated Note Purchase Agreement between the Company and 399 Venture Partners, dated November 15, 1994 (the "Note Agreement"). The Note Agreement provides that proceeds from the Notes are to be used by the Company for sound financing, growth, modernization or expansion. More specifically, under the Note Agreement, the Note proceeds were to be, and in fact were, used to finance the Company's acquisition of the stock of Riedel Environmental Services, Inc., an Oregon corporation, from its parent Reidel Environmental Technologies, Inc., an Oregon corporation.

     The Subordinated Note is subject to annual interest on the unpaid principal (and any Deferred Payment, as defined below) at a rate of 10%. Interest on the Subordinated Note is payable in arrears semi-annually in cash, provided that the Company may defer the first two semi-annual interest payments (the "Deferred Payments") until the maturity of the Subordinated Note. The Bridge Note is subject to annual interest on the unpaid principal amount at a rate of the higher of (i) 10% or (ii) the prime commercial lending rate of Chemical Bank, New York, plus 1.75%. Interest on the Bridge Note is payable after October 21, 1995, if not previously paid, in cash in an amount equal to the then outstanding principal plus accrued and unpaid interest as of October 21, 1995. The Bridge
Note interest payments are also to be made semi-annually in arrears. Both Notes may be prepaid, subject to certain limitations, prepayment penalties, and premiums.

     The Subordinated Note is convertible at any time and from time to time, prior to its maturity date on November 21, 2004, at the option of the holder. The Bridge Note, which also matures on November 21, 2004, is convertible at any time and from time to time at the option of the holder after October 21, 1995. Both Notes are convertible into Junior Convertible Preferred at the rate of
30.4878 shares for each $1,000 of principal, in the case of the Subordinated Notes, and principal and accrued and unpaid interest at November 21, 1995, in the case of the Bridge Notes. The conversion rate on both Notes is subject to adjustment for price anti-dilution based on the market price of the Company's common stock and for any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the assets of the Company, or other transactions which would affect the holders of the Junior Convertible Preferred. The Notes are currently convertible into an estimated 3,714,430 shares of the Company's common stock.

     In addition to the conversion rights provided in the Notes as described above, each of the Notes provides that the holder is entitled to purchase from the Company a specified number of shares of Junior Convertible Preferred at an exercise price based on the conversion rate as adjusted. This exercise right is only triggered if the Company repays the Notes within certain time periods prior to the maturity date.

     The holders of the Notes are not entitled to voting rights or any other rights of a stockholder of the Company unless and until the holder converts the Notes to Junior Convertible Preferred.

JUNIOR PREFERRED STOCK

     Designations, rights and preferences of the Junior Convertible Preferred were authorized and approved by the Company's Board of Directors on November 15, 1994 creating a new series of 371,500 shares of preferred stock of the Company. Each share of Junior Convertible Preferred is convertible, at the option of the holder, into ten fully paid and nonassessable shares of common stock of the Company.

     The Junior Convertible Preferred is entitled to dividends on a pro rata basis with the common stock, if and when declared by the Company, based on the number of shares of common stock into which such Junior Convertible Preferred is convertible at that time. The Junior Convertible Preferred is also entitled to the number of votes equal to the lesser of (i) the largest number of shares of common stock into which such Junior Convertible Preferred is convertible and
(ii) 19.9% of the aggregate voting power of all shares of capital stock of the Company which are then entitled to vote, divided by the number of shares of Junior Convertible Preferred then outstanding. The holders of the Junior Convertible Preferred are entitled to vote as a class on all matters submitted to a vote of shareholders of the Company.

     In the event of liquidation, dissolution or winding up of the Company the holders of the Junior Convertible Preferred shall be entitled to distributions on a pro rata basis with the common stock, based on the number of shares of common stock into which the Junior Convertible Preferred is then convertible.

STOCKHOLDER APPROVAL

     The NASD permitted the issuance of the Notes prior to the approval of the Notes by the stockholders of the Company based upon the Company's assurance that, prior to the conversion of the Notes into Junior Convertible Preferred or common stock, the Company would obtain written representations from the holders of more than one-half of the outstanding common stock of the Company approving the issuance of the Notes. Such representations were obtained and submitted to the NASD in March 1995, along with the Company's undertaking to seek ratification of the issuance of the Notes at the 1995 Annual Meeting. Since the holders of more than a majority of the outstanding common stock of the Company have committed to vote in favor of the issuance of the Notes, the issuance of the Notes will be ratified at the Annual Meeting. The Board of Directors recommends that stockholders vote FOR the ratification of the issuance by the Company of the Notes and the terms set forth therein, including the issuance of the Junior Convertible Preferred, convertible into common stock of the Company, which may be issued pursuant to such terms.


                               APPROVAL OF MERGER

INTRODUCTION

     The Board of Directors of the Company has authorized an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached hereto as Annex A, pursuant to which Smith Holding Corporation, a Delaware corporation ("Smith Holding"), will merge with and into the Company (the "Merger"), subject to the approval by the stockholders of the Company of the Merger and Merger Agreement. The Merger is also subject to approval by the stockholders of Smith Holding, 399 Venture Partners pursuant to the terms of the Note Agreement and LaSalle Business Credit, Inc. ("LaSalle") pursuant to the Loan and Security Agreement, dated as of November 15, 1994, among the Company, its subsidiaries BCM Pennsylvania and BCM Alabama, and LaSalle Business Credit, Inc. (the "Loan Agreement"). The Company anticipates having the consent of the stockholders of Smith Holding, 399 Venture Partners and LaSalle prior to the 1995 Annual Meeting.

BACKGROUND AND REASONS FOR THE MERGER

     Smith Holding was incorporated in Delaware on December 29, 1993 for the purpose of acquiring from W.R. Grace & Co. ("Grace") 2,653,720 shares of the common stock of the Company. All of the common stock of Smith Holding is owned by the members of the family of E. Brian Smith, the Chairman, Chief Executive Officer and President of the Company, trusts for the benefit of Mr. Smith's family, and S-A Capital L.L.C. ("SAC") (collectively the "Smith Parties").

Grace owns all of the issued and outstanding preferred stock of Smith Holding and a warrant for the purchase of 50% of the common stock of Smith Holding. The only significant asset of Smith Holding is the 2,653,720 shares of common stock of the Company.

     At the time of the acquisition of the Company's common stock from Grace, Smith Holding entered into certain agreements with Grace which prohibit the shares of the Company's common stock owned by Smith Holding from being pledged or sold, except for the purpose of repurchasing the preferred stock of Smith Holding held by Grace. LaSalle, as agent for the lenders under the Loan Agreement, agreed to modify the Loan Agreement to make an additional $4 million of credit capacity available to the Company, provided that (i) the Smith Parties pledge not less than 800,000 shares of the Company's common stock owned by Smith Holding to secure such extension of credit to the Company and (ii) Mr. Smith personally guarantee the $4 million credit capacity pending the pledge of the shares. In order to make the pledge by the Smith Parties of the Company's common stock to LaSalle possible, Smith Holding has proposed a merger of Smith Holding into the Company pursuant to the terms and conditions of the Merger Agreement being proposed to the stockholders of the Company for approval.

     The Merger Agreement provides that (i) the Smith Parties receive from the Company 853,720 shares of newly issued common stock of the Company, (ii) Grace receive 1.8 million shares of newly issued common stock of the Company, and
(iii) the outstanding 2,653,720 shares of common stock of the Company now owned by Smith Holding be cancelled. Upon the Merger, the Smith Parties will have the record and beneficial ownership of not less than 800,000 shares of the Company's common stock available to pledge to LaSalle to secure its extension of credit of an additional $4 million to the Company. All of the outstanding common and preferred stock of Smith Holding and the Grace warrant will be cancelled as a result of the Merger. The Board of Directors of the Company has determined that the Merger Agreement proposed by the Smith Parties is a direct and substantial benefit to the Company and its stockholders because it facilitates the pledge of not less than 800,000 shares of the common stock of the Company to LaSalle and provides that Mr. Smith personally guarantee the additional LaSalle indebtedness pending completion of the Merger.

     The Merger will benefit Mr. Smith, and the other Smith Parties, because it will result in their direct ownership of no more than 853,720 shares of common stock of the Company without any further obligations to Grace under the terms of Smith Holding's preferred stock and the Grace warrant. The Merger will also result in Grace having direct ownership of not less than 1.8 million shares of the Company's common stock.

TERMS OF THE MERGER

     Pursuant to the Merger Agreement, the Company will be the surviving corporation and Smith Holding's separate corporate existence will cease. The existing certificate of incorporation and bylaws of the Company will continue in full force and effect. The officers and directors of the Company will continue to be the officers and directors of the surviving corporation. The preferred stock and common stock, including any accrued and unpaid dividends thereon, of Smith Holding will be cancelled and an aggregate of 2,653,720 newly issued shares of the Company will be issued to the Smith Parties and Grace. The 2,653,720 shares of the Company currently held by Smith Holding will be simultaneously cancelled.

     Pursuant to the Merger Agreement and by operation of law, the Company will assume all of the liabilities of Smith Holding; provided, however, E. Brian Smith has agreed to be responsible for and fully indemnify the Company against any liabilities of Smith Holding over and above $230,000 (the estimated total liabilities of Smith Holding). Further, the Company will have the right to offset the maximum assumed liabilities ($230,000) against the number of shares to be delivered by the Company in the Merger which have an aggregate value equal to the assumed liabilities. The value of such shares will be based on the average of the NASDAQ bid and asked prices of the Company's common stock on the day preceding the Merger, but in no event shall the value be less than the average closing price of the common stock of the Company for the most recent 20 trading days. The shares to be offset against the liabilities will be deducted from the shares of the Company deliverable pursuant to the Merger. In the event this offset results in any fractional shares of Company common stock being issuable, the fractional shares will be cashed out.

     The Company is a party with Smith Holding to a Standstill Agreement, dated December 30, 1993 (the "Standstill Agreement"), which limits the right of Smith Holding and certain of its affiliates to purchase stock of the Company and restricts certain business combinations between the Company and Smith Holding and certain of its affiliates. Under the terms of the Standstill Agreement, the affirmative vote of disinterested stockholders holding a majority of the Company's common stock is required to approve the Merger and any amendment to the Standstill Agreement. Pursuant to the terms of the Standstill Agreement, Smith Holding is an interested stockholder. Therefore, an affirmative vote of the holders of a majority of the common stock held by all stockholders other than Smith Holding is required to approve the Merger. Upon the effectiveness of the Merger, the Standstill Agreement will terminate by its terms.

     Smith Holding is also a party to a Registration Rights Agreement, dated November 15, 1994 among 399 Venture Partners, the Company and Smith Holding (the "Registration Rights Agreement") pursuant to which 399 Venture Partners and Smith Holding have certain rights to cause the Company to register, under the Securities Act of 1933, as amended, stock of the Company held by those parties. Upon the effectiveness of the Merger, the Company has agreed to amend the Registration Rights Agreement to grant registration rights to Grace and the Smith Parties in place of Smith Holding. This substitution will be subject to the agreement of 399 Venture Partners, and E. Brian Smith has agreed to use his best efforts to cause 399 Venture Partners to agree to the grant of registration rights to the substitute parties.

     The other security holders of the Company should not be affected by the Merger transaction since the Merger will result in no greater number of shares of common stock of the Company outstanding after the Merger than before the Merger, and the liabilities assumed by the Company as a result of the Merger will actually reduce the number of issued and outstanding shares of common stock of the Company. Further, Grace and the Smith Parties will be subject to the same limitations and should receive the same rights and privileges under the existing Registration Rights Agreement and Standstill Agreement as Smith Holding prior to the Merger.

     Except for the filing of a Certificate of Merger with the Secretary of the State of Delaware pursuant to Delaware General Corporation Law, no compliance with federal or state regulatory requirements is necessary and no federal or state regulatory approval is required to be obtained in connection with the Merger.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The Company will not recognize any taxable income or suffer any adverse tax consequences as a result of the Merger. Smith Holding, the Smith Parties and Grace have independently determined the tax consequences of the Merger for each of them and have not relied on, nor are they looking to, the Company for tax advice in relation to the Merger.

EXPENSES

     All costs and expenses, including legal fees, related to the Merger will be paid by the Company.

APPROVAL OF MERGER

     The Board of Directors recommends that the stockholders vote FOR the approval of the Merger and Merger Agreement.


                              INDEPENDENT AUDITORS

      On January 28, 1994, upon advice of the Audit and Finance Committee, the Board of Directors, subject to stockholder approval which was received at the Company's 1994 Annual Meeting on June 21, 1994, selected Ernst & Young to serve as the Company's independent auditors for the fiscal year ended February 28, 1995 and the fiscal year ended February 28, 1996. The Company's former independent certified public accounting firm, BDO Seidman was dismissed effective January 31, 1994.

     The reports of BDO Seidman on the Company's financial statements for the past three years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles nor have there been any "reportable events," as that term is defined for purposes of the federal securities law, or any disagreement between the Company and BDO Seidman which, if not resolved, would have caused BDO Seidman to make reference to the disagreement in their report on the financial statements for such years.

     Representatives of Ernst & Young are expected to be present at the 1995 Annual Meeting of Stockholders. They will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions presented at the meeting by stockholders.

     The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of Ernst & Young as the Company's independent auditors for the fiscal year ended February 1996 or any abbreviated fiscal year ending prior to such date.


                                 OTHER BUSINESS

     Management knows of no other matters which will be brought before the meeting. However, if other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.


                             ADDITIONAL INFORMATION

FINANCIAL STATEMENTS

     The Company has enclosed with this Proxy Statement its Annual Report on Form 10-K for the year ended February 28, 1995. Stockholders are referred to the report for financial and other information about the Company, but such information is not incorporated in this Proxy Statement and is not a part of the proxy-soliciting material.

PROPOSALS BY STOCKHOLDERS

     The deadline for receipt of stockholder proposals for inclusion in the Company's 1996 proxy materials is January 29, 1996.

COST AND METHOD OF PROXY SOLICITATION

     The cost of soliciting proxies will be borne by the Company. Proxies will be solicited by mail. Proxies may also be solicited by directors, officers, and a small number of regular employees of the Company personally or by mail, telephone, or telegraph, but such persons will not be specially compensated for such services. Brokerage houses, nominees, and other custodians and fiduciaries will be requested to send the proxy material to beneficial holders and the Company will reimburse them for their reasonable expenses in doing so.

OTHER MATTERS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain persons, including the Company's directors and executive officers, to file reports with the Securities and Exchange Commission regarding beneficial ownership of certain equity securities of Company. During fiscal year 1995, Byron Lee, Jr. failed to file one Form 4 report relating to the grant of stock options, which transaction was reported late on Form 5.


                                   By the Order of the Board of Directors




                                   W.D. Nelson
                                   SECRETARY

Dallas, Texas

                                                           DRAFT OF MAY 15, 1995

                                                                         ANNEX A


                          AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER (the "Agreement and Plan of Merger"), dated as of __________ __, 1995, is made and entered into by and between Smith Holding Corporation, a Delaware corporation ("Holdco"), and Smith Environmental Technologies Corporation, a Delaware corporation formerly known as Canonie Environmental Services Corp. ("SETC").


                                    RECITALS

          WHEREAS, the authorized capital stock of Holdco consists of the following: (a) 4,000,000 shares of common stock, par value $.001 per share (the "Holdco Common Stock"), of which at the date hereof 1,500,000 shares are issued and outstanding and (b) 3,000,000 shares of Series A preferred stock, par value $.01 per share (the "Holdco Series A Preferred Stock"), of which at the date hereof 2,653,720 shares are issued and outstanding; and

          WHEREAS, the authorized capital stock of SETC consists of the following: (a) 20,000,000 shares of common stock, par value $.01 per share (the "SETC Common Stock"), of which at the date hereof 5,811,105 shares are issued and outstanding and 2,653,720 of such shares are owned by Holdco; (b) 1,000,000 shares of Preferred Stock, par value $.01 per share (the "SETC Preferred Stock"), of which at the date hereof 78,000 shares are issued and outstanding; and (c) 1,000,000 shares of Preference Stock, par value $.01 per share (the "SETC Preference Stock"), of which no shares are issued and outstanding on the date hereof; and

          WHEREAS, Holdco and SETC desire to effect a merger of Holdco with and into SETC pursuant to the provisions of the Delaware General Corporation Act (the "DGCL"); and

          WHEREAS, the respective Boards of Directors of Holdco and SETC have determined that it is advisable and in the best interests of each of the corporations that Holdco merge with and into SETC upon the terms and subject to the conditions herein provided; and

          WHEREAS, the respective Boards of Directors of Holdco and SETC have, by resolutions duly adopted, approved this Agreement and Plan of Merger and directed that it be executed by the undersigned officers; and

          WHEREAS, the shareholders of Holdco have, by unanimous written consent, approved this Agreement and Plan of Merger and directed that it be executed by the undersigned Holdco officers; and

          WHEREAS, the shareholders of SETC have, by resolutions duly adopted at the annual meeting held on June 20, 1995, approved this Agreement and Plan of Merger and directed that it be executed by the undersigned SETC officers.

          NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

                             ARTICLE I.  THE MERGER

          1.1 THE MERGER. Subject to the terms and conditions of this Agreement and Plan of Merger and in accordance with the applicable provisions of the DGCL, at the Effective Time (as hereinafter defined), Holdco shall be merged with and into SETC (the "Merger"), whereupon Holdco's separate corporate existence shall cease, and SETC shall be the surviving corporation (the "Surviving Corporation").

          1.2 EFFECTIVE TIME. Provided that this Agreement and Plan of Merger has not been terminated or the Merger abandoned pursuant to Section 6.1 hereof, the Merger shall become effective as to Holdco and SETC upon the filing with the Secretary of State of the State of Delaware of a certificate of merger complying with the provisions of Sections 103 and 251 of the DGCL.

          1.3 EFFECT OF THE MERGER. At the Effective Time, the Merger shall have the effects provided for in Sections 251 and 259 of the DGCL. The Surviving Corporation shall assume all the rights and obligations of Holdco (such obligations having been estimated not to exceed $230,000); PROVIDED, HOWEVER that E. Brian Smith shall, by due execution and delivery of the Assumption and Indemnification Agreement dated _____________, 1995 between himself and SETC (the "Assumption and Indemnification Agreement"), indemnify the Surviving Corporation from and against any and all liabilities of Holdco over and above that amount (the "Assumed Liabilities"), whenever incurred.

          1.4 REGISTERED OFFICE OF SURVIVING CORPORATION. The Surviving Corporation's registered office in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware, County of New Castle, and the name of its registered agent in the State of Delaware is The Corporation Trust Company.

          1.5 CERTIFICATE OF INCORPORATION. As of the Effective Time, the Certificate of Incorporation of SETC, as in effect immediately prior to the Effective Time, shall become the Certificate of Incorporation of the Surviving Corporation until thereafter duly altered, amended or repealed in accordance with the provisions thereof and applicable law.

          1.6 BYLAWS. As of the Effective Time, the Bylaws of SETC, as in effect immediately prior to the Effective Time, shall become the Bylaws of the Surviving Corporation until thereafter duly altered, amended or repealed in accordance with the provisions thereof, the Certificate of Incorporation and applicable law.

          1.7 DIRECTORS OF THE SURVIVING CORPORATION. At the Effective Time, each person who is a director of SETC immediately prior to the Effective Time shall become a director of the Surviving Corporation and each such person shall serve as a director of the Surviving Corporation for the balance of the term for which such person was elected a director of SETC and until his successor is duly elected and qualified in the manner provided in the Bylaws of the Surviving Corporation or as otherwise provided by law or until his earlier death, resignation or removal in the manner provided in the Bylaws of the Surviving Corporation or as otherwise provided by law.

          1.8 OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time, each person who is a officer of SETC immediately prior to the Effective Time shall become an officer of the Surviving Corporation with each such person to hold the same office in the Surviving Corporation, in accordance with the Bylaws thereof, as he or she held in SETC immediately prior to the Effective Time.


               ARTICLE II.  CONVERSION AND CANCELLATION OF SHARES

          2.1  HOLDCO CAPITAL STOCK.

               (a) HOLDCO COMMON STOCK. At the Effective Time, the shares of Holdco Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted, on an aggregate basis, into 853,720 shares of common stock, par value $.01 per share, of the Surviving Corporation (the "Surviving Corporation Common Shares") and all shares of Holdco Common Stock shall be cancelled and cease to exist.

               (b) HOLDCO SERIES A PREFERRED STOCK. At the Effective Time, the shares of Holdco Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted, on an aggregate basis, into 1,800,000 shares of Surviving Corporation Common Shares and all shares of Holdco Series A Preferred Stock shall be cancelled and cease to exist.

               (c) ADJUSTMENT FOR ASSUMED LIABILITIES. The number of Surviving Corporation Common Shares to be delivered pursuant to Section 2.1(a) to those persons or entities who held Holdco Common Stock immediately prior to the Effective Time shall be reduced based on the total amount of Assumed Liabilities; PROVIDED, HOWEVER, that the total amount of such Assumed Liabilities shall not exceed, in the aggregate, $230,000. The reduction in the number of Surviving Corporation Common Shares to be delivered (the "Offset Shares") shall be determined by dividing: (i) the total dollar amount of Assumed Liabilities by (ii) the value of the Surviving Corporation Common Shares, based on the average of the NASDAQ bid and asked prices for SETC Common Stock at the close of trading on the trading day immediately preceding the Effective Time, PROVIDED, HOWEVER that in no event shall the value of the Surviving Corporation Common Shares be determined to be less than the average closing price for SETC Common Stock during the 20 trading days immediately preceding the Effective Time.

               (d) HOLDCO WARRANT. At the Effective Time, the warrant to purchase 1,500,000 shares of Holdco Common Stock issued to W.R. Grace & Co. ("Grace") pursuant to the Preferred Stock Purchase Agreement, dated December 30, 1993, by and between Grace and Holdco shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

          2.2  SETC CAPITAL STOCK.

               (a) SETC COMMON STOCK. At the Effective Time, each share of SETC Common Stock issued and outstanding and owned by Holdco immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Holdco, cease to be outstanding, shall be retired and shall be deemed to be authorized and not outstanding.

          2.3 CLOSING OF STOCK TRANSFER BOOKS. The stock transfer books of Holdco and SETC shall be closed at the close of business on the business day immediately preceding the Effective Time.


                  ARTICLE III.  REPRESENTATIONS AND WARRANTIES

          3.1 REPRESENTATIONS AND WARRANTIES OF HOLDCO. Holdco hereby represents and warrants to SETC that:

               (a) CORPORATE EXISTENCE AND QUALIFICATION. Holdco is a corporation duly organized and validly existing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted. Holdco is qualified or licensed to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the businesses conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified will not have a material adverse effect on the business, financial condition or results of operations of SETC.

               (b) AUTHORITY. Holdco has full corporate power and authority and has taken all corporate action necessary to enter into this Agreement and Plan of Merger and to consummate the transactions contemplated hereby. This Agreement and Plan of Merger has been duly and validly executed and delivered by Holdco, and this Agreement and Plan of Merger constitutes a valid and binding obligation of Holdco enforceable against Holdco in accordance with its terms.

               (c) APPROVALS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to Holdco in connection with the execution and delivery of this Agreement and Plan of Merger by Holdco or the performance by Holdco of the transactions contemplated hereby except (i) pursuant to the Exchange Act, (ii) the filing of the certificate of merger pursuant to the DGCL, or (iii) any required filings under the securities or blue sky laws of the various states.

          3.2 REPRESENTATIONS AND WARRANTIES OF SETC. SETC hereby represents and warrants to Holdco that:

               (a) CORPORATE EXISTENCE AND QUALIFICATION. SETC is a corporation duly organized and validly existing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted. SETC is qualified or licensed to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the businesses conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified will not have a material adverse effect on the business, financial condition or results of operations of SETC.

               (b) AUTHORITY. SETC has full corporate power and authority and has taken all corporate action necessary to enter into this Agreement and Plan of Merger and to consummate the transactions contemplated hereby. This Agreement and Plan of Merger has been duly and validly executed and delivered by SETC, and this Agreement and Plan of Merger constitutes a valid and binding obligation of SETC enforceable against SETC in accordance with its terms.

               (c) CONSENTS AND APPROVALS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to SETC in connection with the execution and delivery of this Agreement and Plan of Merger by SETC or the performance by SETC of the transactions contemplated hereby, except (i) pursuant to the Exchange Act, (ii) the filing of the certificate of merger pursuant to the DGCL, or (iii) any required filings under the securities or blue sky laws of the various states.


                             ARTICLE IV.  COVENANTS

          4.1 AMENDMENT TO REGISTRATION RIGHTS AGREEMENT. Subject to agreement by 399 Venture Partners, Inc., a Delaware corporation (the "399 Venture Partners"), SETC shall amend the Registration Rights Agreement, dated November 15, 1994, among 399 Venture Partners, Holdco and SETC (the "Registration Rights Agreement") to grant to Grace and the Smith Parties registration rights substantially the same as those held by Holdco prior to the Effective Time.


                             ARTICLE V.  CONDITIONS

          5.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of Holdco and SETC to consummate the Merger are subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions, as applicable thereto:

               (a) BOARD APPROVAL. The respective Boards of Directors of Holdco and SETC have, by resolutions duly adopted, approved this Agreement and Plan of Merger.

               (b) SHAREHOLDER APPROVAL. The shareholders of Holdco have approved this Agreement and Plan of Merger by unanimous written consent, and the shareholders of SETC have approved this Agreement and Plan of Merger by resolutions duly adopted at the annual stockholders meeting held on June 20, 1995.

               (c) CONSENT OF LENDERS. 399 Venture Partners and LaSalle Business Credit, Inc., as agent for certain lenders to SETC, will have duly approved the Merger.

               (d) INJUNCTIONS; ILLEGALITY. The consummation of the Merger will not be precluded by an order, injunction, decree or ruling of a court of competent jurisdiction or any other Governmental Entity (each party agreeing to use its best efforts to rectify any such occurrence), and there will not have been any action taken or any Law enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which would prevent the consummation of the Merger.

          5.2 CONDITIONS PRECEDENT TO HOLDCO'S OBLIGATION TO CLOSE. The obligations of Holdco to consummate the Merger are further subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

               (a) SETC CLOSING CERTIFICATE. The representations and warranties of SETC in this Agreement and Plan of Merger are true and correct, and SETC has satisfied, performed and complied in all material respects with each covenant, agreement and obligation to be performed by it pursuant to this Agreement and Plan of Merger, and Holdco will have received certificates to that effect executed on behalf of SETC by its chief executive officers.

          5.3 CONDITIONS PRECEDENT TO SETC'S OBLIGATION TO CLOSE. The obligations of SETC to consummate the Merger are further subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

               (a) ASSUMPTION AND INDEMNIFICATION AGREEMENT. E. Brian Smith will have duly executed and delivered the Assumption and Indemnification Agreement.

               (b) HOLDCO CLOSING CERTIFICATE. The representations and warranties of Holdco in this Agreement and Plan of Merger are true and correct, and Holdco has satisfied, performed and complied in all material respects with each covenant, agreement and obligation to be performed by it pursuant to this Agreement and Plan of Merger, and SETC will have received certificates to that effect executed on behalf of Holdco by its chief executive officers.


                            ARTICLE VI.  TERMINATION

          6.1 TERMINATION. This Agreement and Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of Holdco and SETC:

               (a) by either Holdco or SETC, if the Board of Directors of either corporation determines that termination and abandonment is, for any reason, necessary or advisable;

               (b) by Holdco, if SETC breaches in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement and Plan of Merger;

               (c) by SETC, if Holdco breaches in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement and Plan of Merger;

               (d) by either Holdco or SETC, if the Merger is not consummated on or before one year after the date of this Agreement and Plan of Merger;

               (e) by either Holdco or SETC, if there exists or is enacted, promulgated, issued or entered any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Holdco or SETC from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable.

          6.2 EFFECT OF TERMINATION. In the event of any termination and abandonment pursuant to Section 6.1 above, this Agreement and Plan of Merger shall become void and of no effect. No party hereto (or any of its directors or officers) will have any liability or further obligation to any other party under this Agreement and Plan of Merger, except that nothing herein shall relieve any party from liability for any breach of any representation, warranty, covenant or agreement contained in this Agreement and Plan of Merger.


                           ARTICLE VII.  MISCELLANEOUS

          7.1  ADDITIONAL ACTIONS.

               (a) Subject to Section 6.1 above, if either party hereto shall so request prior to the Effective Time, the other party hereto shall from time to time and at any reasonable time execute and deliver to the other such other and further documents, instruments and assurances and take such other actions as may be reasonably necessary, appropriate or convenient in order to carry out the purpose and intent of this Agreement and Plan of Merger and the transactions contemplated hereby.

               (b) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that the execution and delivery of any further documents, instruments or assurances or the taking of any other actions as may be necessary, appropriate or convenient to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of Holdco acquired or to be acquired by reason of, or as a result of, the Merger or (ii) otherwise carry out the purpose and intent of this Agreement and Plan of Merger and the transactions contemplated hereby, Holdco and its proper officers and directors shall be deemed to have granted hereby to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such documents, instruments and assurances and to take all actions necessary, appropriate or convenient to vest, perfect or confirm title to and the possession of such property or rights in the Surviving Corporation and otherwise to carry out the purpose and intent of this Agreement and Plan of Merger and the transactions contemplated hereby and the proper officers and directors of the Surviving Corporation are hereby fully authorized in the name of Holdco or otherwise to take any and all such action.

          7.2 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and, unless otherwise provided in this Agreement and Plan of Merger, shall be deemed to have been duly given when delivered to the addressees at the addresses specified below:

               (a)  If to Holdco:
                    Smith Holding Corporation
                    51 Montecito Drive
                    Corona Del Mar, California  92625
                    Attention: E. Brian Smith

               (b)  If to SETC:
                    Smith Environmental Technologies Corporation
                    Galleria Tower II
                    13455 Noel Road, Suite 1500
                    Dallas, Texas  75240
                    Attention: W.D. Nelson

or to such other address or addresses as either party may from time to time designate as to itself by like notice.

          7.3 WAIVER. Holdco, on the one hand, and SETC, on the other hand, by written notice to the other, may waive, modify or extend the time for performance of any of the obligations or other actions of the other under this Agreement and Plan of Merger; PROVIDED, HOWEVER, that neither party may without the consent of the other make or grant such extension of time, waiver or modification of performance with respect to its own obligations hereunder. Except as provided in the preceding sentence, no action taken pursuant to this Agreement and Plan of Merger shall be deemed to constitute a waiver of either party's rights hereunder and shall not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

          7.4 LIMITATIONS ON RIGHTS OF THE PARTIES. Nothing expressed or implied in this Agreement and Plan of Merger is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement and Plan of Merger or any transaction contemplated hereby.

          7.5 ENTIRE AGREEMENT. This Agreement and Plan of Merger supersedes any other agreement, whether written or oral, that may have been made or entered into by Holdco or SETC (or by any director, officer or representative of such parties) relating to the matters contemplated hereby. This Agreement and Plan of Merger constitutes the entire agreement by and between the parties on the subject hereof and there are no agreements or commitments except as expressly set forth herein.

          7.6 APPLICABLE LAW. This Agreement and Plan of Merger and the legal relations between the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

          7.7 CAPTIONS. The captions and headings to articles and sections herein are inserted for convenience only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement and Plan of Merger.

          7.8 EXECUTION IN COUNTERPARTS. This Agreement and Plan of Merger may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

          7.9 PARTIAL INVALIDITY. If any term or provision of this Agreement and Plan of Merger or the application hereof to any party or circumstance shall, to any extent, be held invalid and unenforceable, the remainder of this Agreement and Plan of Merger, or the application of such term or provision to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement and Plan of Merger shall be valid and enforceable to the fullest extent permitted by law.

          IN WITNESS WHEREOF, Holdco and SETC have caused this Agreement and Plan of Merger to be executed by their respective duly authorized officers effective as of the date first above written.



                                   SMITH HOLDING CORPORATION

                                   By:
                                        -------------------------
                                   Name:  E. Brian Smith
                                   Title: President and Chief
                                          Executive Officer



                                   SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION

                                   By:
                                        -------------------------
                                   Name:
                                          -----------------------
                                   Title:
                                          -----------------------

                                 (Front of Card)

PROXY                                 DRAFT                                PROXY

                  SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION
            (FORMERLY KNOWN AS CANONIE ENVIRONMENTAL SERVICES CORP.)



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 1995


     The undersigned hereby appoints W.D. Nelson and William T. Campbell, and each of them, with full power of substitution and resubstitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders to be held at the Westin Hotel Galleria, 13340 Dallas Parkway, Dallas, Texas 75240 on June 20, 1995, at 9:00 a.m. local time, or any adjournment thereof, as designated below. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

            PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

The Board of Directors recommends a vote FOR the election of the following directors and FOR Proposals 2, 3 and 4.


1. Election of two (2) Class C Directors, each director to serve for a term of three years:

     John Paul Jones, Jr.
     E. Brian Smith

2. Ratification of the appointment by the Board of Directors of the firm of Ernst & Young as independent auditors of the Company for the fiscal year ended February 28, 1995 and for the fiscal year ending February 28, 1996


- - --------------------------------------------------------------------------------

3. Ratification of issuance of the Convertible Senior Subordinated Note and the Convertible Senior Note of the Company, each convertible into preferred stock, and then into common stock of the Company.

4. Approval of the merger of Smith Holding Corporation with and into the Company, and amendment of the Standstill Agreement.

If no direction is indicated on a properly executed proxy, it will be voted "FOR" each of the proposals set forth above, including "FOR" each nominee for director.

                                          Dated:  ______________________________
                                     Signature(s): _____________________________
________________________________________________________________________________
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.




                                 (Back of Card)


                                       -2-